Exhibit 3.874
BCA-2.10 (Rev. Jul. 1984)

Submit in Duplicate
Payment must be made by Certified Check, Cashiers’ Check or a Money Order, payable to “Secretary of State”.
DO NOT SEND CASH!
JIM EDGAR
Secretary of State
State of Illinois
ARTICLES OF INCORPORATION
File #
This Space For Use By
Secretary of State

Date	10-22-84
License Fee	$.50
Franchise Tax	$25.00
Filing Fee	$75.00

Clerk	100.50

Pursuant to the provisions of “The Business Corporation Act of 1983”, the undersigned incorporator(s) hereby adopt the following Articles of Incorporation.

ARTICLE ONE	The name of the corporation is	GSX Corporation of Illinois
(Shall contain the word “corporation”, “company”, “incorporated”,

“limited”, or an abbreviation thereof)

ARTICLE TWO	The name and address of the initial registered agent and its registered office are:

	Registered Agent	C T CORPORATION SYSTEM

		First Name	Middle Name	Last Name

	Registered Office	c/o C T CORPORATION SYSTEM, 208 S. La Salle Street

		Number	Street	Suite # (A P.O. Box alone is not acceptable)

		Chicago	60604	Cook

		City	Zip Code	County

ARTICLE THREE	The purpose or purposes for which the corporation is organized are:
If not sufficient space to cover this point, add one or more sheets of this size.

The purposes for which the corporation is organized are:

The transaction of any or all lawful businesses for which the corporations may be incorporated under the Illinois Business Corporation Act.

ARTICLE FOUR	Paragraph 1: The authorized shares shall be:

Class	* Par Value per share	Number of shares authorized
Class A Common	$.01	25,000

Paragraph 2 : The preferences, qualifications, limitations, restrictions and the special or relative rights in respect of the shares of each class are:
If not sufficient space to cover this point, add one or more sheets of this size.
n/a

ARTICLE FIVE	The number of shares to be issued initially, and the consideration to be received by the corporation therefor, are:

	* Par Value	Number of shares	Consideration to be
Class	per share	proposed to be issued	received therefor
Class A Common	$.01	1	$.01
			$
			$
			$

		TOTAL	$.01

*	A declaration as to a “par value” is optional. This space may be marked “n/a” when no reference to a par value is desired.
(ILL. — 548 — 7/1/84)

88532248
BCA-10.30 (Rev. Jul. 1984)

Submit in Duplicate
Remit payment in Check or Money Order, payable to “Secretary of State”.
DO NOT SEND CASH!
JIM EDGAR
Secretary of State
State of Illinois
ARTICLES OF AMENDMENT
File # 5362-425-1
This Space For Use By
Secretary of State

Date	11-10-88
License Fee	$
Franchise Tax		$25
Filing Fee	$
Clerk	(Illegible)

     Pursuant to the provisions of “The Business Corporation Act of 1983”, the undersigned corporation hereby adopts these Articles of Amendment to its Articles of Incorporation.

ARTICLE ONE		The name of the corporation is GSX Corporation of Illinois
(Note 1)

ARTICLE TWO		The following amendment of the Articles of Incorporation was adopted on October 19, 1988 in the manner indicated below. (“X” one box only.)

	☐	By a majority of the incorporators, provided no directors were named in the articles of incorporation and no directors have been elected; or by a majority of the board of directors, in accordance with Section 10.10, the corporation having issued no shares as of the time of adoption of this amendment;
(Note 2)

	☐	By a majority of the board of directors, in accordance with Section 10.15, shares having been issued but shareholder action not being required for the adoption of the amendment;
(Note 3)

	☐	By the shareholders, in accordance with Section 10.20, a resolution of the board of directors having been duly adopted and submitted to the shareholders. At a meeting of shareholders, not less than the minimum number of votes required by statute and by the articles of incorporation were voted in favor of the amendment;
(Note 4)

	☐	By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by shareholders having not less than the minimum number of votes required by statute and by the articles of incorporation. Shareholders who have not consented in writing have been given notice in accordance with Section 7.10;
(Note 4)

	☑	By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors have been duly adopted and submitted to the shareholders. A consent in writing has been signed by all the shareholders entitled to vote on this amendment.
(Note 4)
(INSERT AMENDMENT)
(Any article being amended is required to be set forth in its entirety.) (Suggested language for an amendment to change the corporate name is: RESOLVED, that the Articles of Incorporation be amended to read as follows:)
RESOLVED, that the Articles of Incorporation be amended to read as follows:
ARTICLE ONE: The name of the corporation is “Laidlaw Waste Systems (Madison) Inc.”
(New Name)
All changes other than name, include on page 2
(over)
(ILL. — 583 — 7/1/84)

88532248

ARTICLE THREE	The manner, if not set forth in the amendment, in which any exchange, reclassification or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class, provided for or effected by this amendment, is as follows: (If not applicable, Insert “No change”)
No Change

ARTICLE FOUR	(a) The manner, if not set forth in the amendment, in which said amendment effects a change in the amount of paid-in capital* is as follows: (If not applicable, Insert “No change”)
No Change

(b) The amount of paid-in capital* as changed by this amendment is as follows: (If not applicable, Insert “No change”)
No change

	Before Amendment	After Amendment

Paid-in-Capital	$	$

     The undersigned corporation has caused this statement to be signed by its duly authorized officers, each of whom affirm, under penalties of perjury, that the facts stated herein are true.

Dated	October 19, 1988	GSX CORPORATION OF ILLINOIS
(Exact Name of Corporation)

attested by	/s/ Ivan R. Cairns	by	/s/ Leslie W. Haworth

	(Signature of Secretary or Assistant Secretary)		(Signature of President or Vice President)

	Ivan R. Cairns, Secretary		Leslie W. Haworth, Vice-President
	(Type or Print Name and Title)		(Type or Print Name and Title)

*	“Paid-in Capital” replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts.
(ILL. — 583)

98006754   Page 2 of 3

Form BCA-10.30
(Rev. Jan. 1995)
George H. Ryan
Secretary of State
Department of Business Services
Springfield, IL 62756
Telephone (217) 782 - 1832
Remit payment in check or money order, payable to “Secretary of State.”
* The filing fee for articles of amendment - $25.00
ARTICLE OF AMENDMENT
FILED
DEC 15 1997

GEORGE H. RYAN
SECRETARY OF STATE
File # 5362 - 425 - 1
SUBMIT IN DUPLICATE
This space for use by
Secretary of State

Date	12-15-97

Franchise Tax	$
Filling Fee*		$25.00
Penalty	$

Approved: (Illegible)

1.	CORPORATE NAME: Laidlaw Waste Systems (Madison), Inc.
(Note 1)

2.	MANNER OF ADOPTION OF AMENDMENT:
The following amendment of the Articles of Incorporation was adopted on December 1, 1997 in the manner indicated below. (“X” one box only)

☐	By a majority of the incorporators, provided no directors were named in the articles of incorporation and no directors have been elected;
(Note 2)

☐	By a majority of the board of directors, in accordance with Section 10.10, the corporation having issued no shares as of the time of adoption of this amendment;
(Note 2)

☐	By a majority of the board of directors, in accordance with Section 10.15, shares having been issued but shareholder action not being required for the adoption of the amendment;
(Note 3)

☐	By the shareholders, in accordance with Section 10.20, a resolution of the board of directors having been duly adopted and submitted to the shareholders. At a meeting of shareholders, not less than the minimum number of votes required by statute and by the articles of incorporation were voted in favor of the amendment;
(Note 4)

☑	By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by shareholders having not less than the minimum number of votes required by statute and by the articles of incorporation. Shareholders who have not consented in writing have been given notice in accordance with Section 7.10;
(Note 4&5)

☐	By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by all the shareholders entitled to vote on this amendment.
(Note 5)
3.	TEXT OF AMENDMENT:
a.	When amendment effects a name change, insert the new corporate name below. Use Page 2 for all other amendments.

Article I: The name of the corporation is:
EXPEDITED
BOX 170

Roxana Landfill, Inc.

	(NEW NAME)	DEC 15, 1997

	All changes other than name, include on page 2 (over)	SECRETARY OF STATE
(ILL. — 583 — 9/14/95)

98006754   Page 3 of 3
4.	The manner, if not set fort in Article 3b, in which any exchange, reclassification or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class, provided for or affected by this amendment, is as follows: (if not applicable, insert “No change”)

No change

5.	(a) The manner, if not set forth in Article 3b, in which said amendment effects a change in the amount of paid-in capital (Paid-in capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts) is as follows: (If not applicable, insert “No change”)

No change

(b) The amount of paid-in capital (Paid-in Capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts) as changed by this amendment is as follows: (If not applicable, insert “No change”)

No change

	Before Amendment	After Amendment

Paid-in Capital	$	$

(Complete either Item 6 or 7 below. All signatures must be in BLACK INK.)
6.	The undersigned corporation has caused this statement to be signed by its duly authorized officers, each of whom affirms, under penalties of perjury, that the facts stated herein are true.

Dated December 5, 1997		Laidlaw Waste Systems (Madison), Inc.
(Exact Name of Corporation at date of execution)
attested by	/s/ Thomas K. Kehoe	by	/s/ Don Slager

	(Signature of Secretary or Assistant Secretary)		(Signature of President or Vice President)

	Thomas K. Kehoe, Secretary		Don Slager, Exec. Vice President

	(Type or Print Name and Title)		(Type or Print Name and Title)
7.	If amendment is authorized pursuant to Section 10.10 by the incorporators, the incorporators must sign below, and type or print name and title.
OR
If amendment is authorized by the directors pursuant to Section 10.10 and there are no officers, then a majority of the directors or such directors as may be designated by the board, must sign below, and type or print name and title.

The undersigned affirms, under the penalties of perjury, that the facts stated herein are true.

Dated ,19

(ILL. — 583)	Page 3	BOX 170